INDEPENDENT AUDITOR'S CONSENT

Merrill Lynch Equity Income Fund
(Formerly Merrill Lynch Strategic Dividend Fund):

We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Registration Statement No. 33-14517 on Form N-1A of our report dated September 14, 2000 appearing in the Annual Report of Merrill Lynch Strategic Dividend Fund for the year ended July 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
December 28, 2000